Exhibit 77(e)(1)

AMENDED SCHEDULE A

Series of ING Partners, Inc.

ING American Century Small-Mid Cap Value Portfolio
ING Baron Small Cap Growth Portfolio
ING Columbia Small Cap Value Portfolio
ING Davis New York Venture Portfolio
ING Fidelity® VIP Contrafund® Portfolio
ING Fidelity® VIP Equity-Income Portfolio
ING Fidelity® VIP Mid Cap Portfolio
ING Global Bond Portfolio
ING Index Solution 2015 Portfolio
ING Index Solution 2025 Portfolio
ING Index Solution 2035 Portfolio
ING Index Solution 2045 Portfolio
ING Index Solution 2055 Portfolio
ING Index Solution Income Portfolio
ING JPMorgan Mid Cap Value Portfolio
ING Legg Mason ClearBridge Aggressive Growth Portfolio
ING Oppenheimer Global Portfolio
ING PIMCO Total Return Portfolio
ING Pioneer High Yield Portfolio
ING Solution 2015 Portfolio
ING Solution 2025 Portfolio
ING Solution 2035 Portfolio
ING Solution 2045 Portfolio
ING Solution 2055 Portfolio
ING Solution Aggressive Growth Portfolio
ING Solution Conservative Portfolio
ING Solution Growth Portfolio
ING Solution Income Portfolio
ING Solution Moderate Portfolio
ING T. Rowe Price Diversified Mid Cap Growth Portfolio
ING T. Rowe Price Growth Equity Portfolio
ING Templeton Foreign Equity Portfolio
ING Thornburg Value Portfolio
ING UBS U.S. Large Cap Equity Portfolio
ING Van Kampen Comstock Portfolio
ING Van Kampen Equity and Income Portfolio